UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 18, 2013

Ralcorp Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Market Street

St. Louis, Missouri 63101

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code (314) 877-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 28, 2012, Ralcorp Holdings, Inc. (“we,” “us,” “Ralcorp” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”), dated December 28, 2012, with respect to the special meeting of Ralcorp shareholders scheduled to be held on January 29, 2013 (the “Special Meeting”).

As previously disclosed in the Definitive Proxy Statement, six putative class action complaints challenging the proposed acquisition of Ralcorp by ConAgra Foods were filed in the Circuit Court of the City of St. Louis, and an additional complaint was filed in the United States District Court for the Eastern District of Missouri (the “Federal Action”). Beginning in early January 2013, the parties to the six litigations filed in Missouri state court, which were subsequently consolidated by court order dated January 10, 2013 under the caption In re Ralcorp Holdings, Inc. Shareholder Litigation, Cause No. 1122-CC09665 (the “Consolidated State Court Action”) commenced expedited discovery.

On January 18, 2013, the parties to the Consolidated State Court Action and the Federal Action reached an agreement-in-principle providing for the settlement of the outstanding litigation on the terms and conditions set forth in a memorandum of understanding (the “MOU”). Pursuant to the MOU, the defendants agreed to make certain supplemental and amended disclosures in this Current Report on Form 8-K. The MOU further provides that, among other things, (a) the parties will enter into a definitive stipulation of settlement (the “Stipulation”) and will submit the Stipulation to the Circuit Court of the City of St. Louis for review and approval; (b) the Stipulation will provide for dismissal of the outstanding litigation on the merits; (c) the Stipulation will include a general release of defendants of claims relating to transaction; and (d) the proposed settlement is conditioned on, among other things, completion of certain confirmatory discovery, class certification, and final approval by the Circuit Court of the City of St. Louis after notice to Ralcorp’s shareholders.

The settlement will not affect the timing of the Special Meeting or the amount of merger consideration to be paid to shareholders of Ralcorp in connection with the proposed merger.

Pursuant to the proposed settlement, we have agreed to make the amended and supplemental disclosures set forth below. Important information concerning the proposed merger is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

The Company and the other defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the referenced lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with any applicable fiduciary and other legal duties and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the merger that might arise from further litigation. Nothing in this Current Report on Form 8-K, the Memorandum of Understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

AMENDED AND SUPPLEMENTAL DISCLOSURE

In the settlement of the referenced lawsuits as set forth in this Current Report on Form 8-K, Ralcorp agreed to make these amended and supplemental disclosures to the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, Ralcorp makes the following amended and supplemental disclosures:

1.	The section of the proxy statement entitled “The Merger – Background of the Merger” is amended and supplemented as follows:

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Background of the Merger” on page 26 by adding the following two sentences at the end of the fifth full paragraph on such page (concerning the retention of Barclays and Goldman Sachs as financial advisors to Ralcorp):

Prior to their engagement as Ralcorp’s financial advisors with respect to certain strategic matters on October 18, 2012, Barclays and Goldman Sachs had each previously provided financial advisory services to Ralcorp in 2012 as set forth in “—Opinions of Ralcorp’s Financial Advisors.” Given Ralcorp’s favorable experience with Barclays and Goldman Sachs in connection with such prior engagements, Ralcorp determined that Barclays and Goldman Sachs were the appropriate firms to advise Ralcorp with respect to these strategic matters.

2.	The section of the proxy statement entitled “The Merger—Opinions of Ralcorp’s Financial Advisors” is amended and supplemented as follows:

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Selected Companies Analysis” on page 38 by replacing the first full paragraph on such page in its entirety with the following:

Although none of the selected companies is entirely comparable to Ralcorp, the companies included were chosen based on the professional experience and judgment of Ralcorp’s financial advisors because they are publicly traded companies in the packaged food industry with equity market capitalization of less than $10 billion (other than in the case of ConAgra Foods) and with operations, geographic markets, market size and/or packaged food products that for purposes of analysis may be considered similar to certain operations, geographic markets, market size and/or packaged food products of Ralcorp.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Selected Companies Analysis” on page 38 by replacing the chart set forth on such page with the following chart:

	2013E P/E	EV / 2012E EBITDA
Range of the selected companies (excluding Treehouse and ConAgra Foods)(1)	15.9x-23.8x	9.7x-15.8x

Median of the selected companies (excluding Treehouse and ConAgra Foods)(1)	19.9x	11.5x

Ralcorp-Standalone (Wall Street research)	18.4x	9.7x

Ralcorp-Standalone (Forecasts)	15.2x	10.2x

Ralcorp-Merger (Wall Street research)	23.2x	11.6x

Ralcorp-Merger (Forecasts)	19.2x	12.1x

TreeHouse	17.3x	10.0x

ConAgra Foods	13.5x	8.7x

B&G Foods, Inc.	19.8x	13.4x

The Hain Celestial Group, Inc.	23.8x	15.8x

Flowers Foods, Inc.	20.9x	11.9x

The J.M. Smucker Company	15.9x	9.7x

Lancaster Colony Corporation	18.1x	10.9x

McCormick & Company, Incorporated	20.0x	14.7x

Post	19.5x	9.7x

Snyder’s-Lance, Inc.	19.9x	11.2x

(1)

TreeHouse and ConAgra Foods presented separately on the basis of TreeHouse’s similar business and financial characteristics to Ralcorp and ConAgra Foods’ market size relative to other selected companies.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Selected Companies Analysis” on page 38 by replacing the last paragraph of such section in its entirety with the following:

Ralcorp’s financial advisors, based on their experience with companies in the packaged food industry and their professional judgment, selected and applied the 15.9x to 23.8x reference range of 2013E P/E for the selected companies to the Wall Street research-estimated Ralcorp earnings per share for fiscal year 2013 of $3.88, resulting in illustrative per share values for Ralcorp common stock ranging from $61.69 to $92.34.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Present Value of Future Stock Price Analysis” on page 38 by replacing the first paragraph of such section with the following:

Ralcorp’s financial advisors performed an illustrative analysis of the implied present value of the future price per share of Ralcorp common stock. For this analysis, Ralcorp’s financial advisors derived hypothetical future share prices for Ralcorp common stock by applying next twelve month P/E multiples ranging from 16.5x to 18.5x to Ralcorp’s estimated EPS (per the Forecasts) for each fiscal year from 2014 through 2017. The next twelve month P/E multiples ranging from 16.5x to 18.5x were derived by Ralcorp’s financial advisors utilizing their professional experience and judgment, taking into account current and historical trading data and P/E multiples of Ralcorp and TreeHouse, which exhibited similar business and financial characteristics to Ralcorp. Ralcorp’s financial advisors then discounted these future share prices to November 2012 using a discount rate of 7.5%, reflecting an estimate of Ralcorp’s cost of equity. Estimates for Ralcorp’s cost of equity were derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including Ralcorp’s target capital structure and betas for Ralcorp and selected companies which exhibited similar business characteristics to Ralcorp, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of illustrative present values per share of Ralcorp common stock of $85.74 to $108.84.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Illustrative Discounted Cash Flow Analysis” on page 39 by replacing the first paragraph of such section in its entirety with the following:

Ralcorp’s financial advisors performed an illustrative discounted cash flow analysis on Ralcorp based on the Forecasts and the value of tax deductible goodwill for Ralcorp forecasted to 2027 prepared by the management of Ralcorp and approved for the financial advisors’ use (which we refer to as the Tax Deductible Goodwill). Using the Forecasts, Ralcorp’s financial advisors calculated the illustrative standalone discounted cash flow value per share of Ralcorp common stock using discount rates ranging from 6.5% to 7.5%, reflecting an estimate of Ralcorp’s weighted average cost of capital, derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including Ralcorp’s target capital structure, the cost of long-term debt, after-tax yield on permanent excess cash, forecast tax rate and betas for Ralcorp and selected companies which exhibited similar business characteristics to Ralcorp, as well as certain financial metrics for the United States financial markets generally. Ralcorp’s financial advisors calculated implied prices per share of Ralcorp common stock using illustrative terminal values in fiscal year 2017 based on a terminal EBITDA multiple range of 8.5x to 10.0x which implied perpetuity growth rates ranging from 0.5% to 2.3%. Ralcorp’s financial advisors selected a terminal EBITDA multiple range of 8.5x to 10.0x based on their professional experience and judgment, taking into account the Forecasts and historical EBITDA multiples of selected companies which exhibited similar business characteristics to Ralcorp. These illustrative terminal values were then discounted using the Ralcorp illustrative discount rates. Using the tax benefits and the illustrative discount rates, Ralcorp’s financial advisors then calculated the net present value of the tax benefits of the Tax Deductible Goodwill. Ralcorp’s financial advisors then and added to the net present value of the free cash flows for Ralcorp for its 2013 through 2017 fiscal years and the net present value of tax benefits from the Tax Deductible Goodwill to calculate implied indications of present values discounted to the beginning of Ralcorp’s 2013 fiscal year and, after excluding net debt, divided such amount by the diluted amount of shares of Ralcorp common stock as provided by the management of Ralcorp. This analysis resulted in a range of illustrative present values per share of Ralcorp common stock of $83.24 to $106.41.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Selected Precedent Transaction Analysis” on page 39 by replacing the chart set forth on such page with the following chart:

Multiples of LTM
Acquiror	Target	Date Announced	Sales	EBITDA
Selected Branded Food Transactions

Campbell Soup Company	Wm. Bolthouse Farms Inc.	July 2012	2.2x	9.5x

Kellogg Company	Pringles (Procter & Gamble Co.)	February 2012	1.8x	9.0x

KKR & Co. L.P., Vestar Capital Partners, Centerview Partners	Del Monte Foods Company	November 2010	1.4x	8.7x

Grupo Bimbo S.A.B. de C.V.	Sara Lee Corp.’s North American Fresh Bakery Business	November 2010	0.4x	9.1x

The Carlyle Group L.P.	NBTY, Inc.	July 2010	1.3x	7.6x

Nestlé S.A.	Kraft Foods Inc.’s Frozen-Pizza Business	January 2010	1.8x	10.6x

Pinnacle Foods Group LLC	Birds Eye Foods LLC	November 2009	1.4x	8.2x

Grupo Bimbo S.A.B. de C.V.	George Weston Limited’s Northwestern U.S. Bakery Business	December 2008	1.1x	8.7x

SOS Corporacion Alimentaria S.A.	Bertolli (Unilever Plc)	July 2008	1.7x	10.5x

The J.M. Smucker Company	Folgers (Procter & Gamble Co.)	June 2008	2.1x	9.0x

Ralcorp	Post Cereals (Kraft Foods Inc.)	November 2007	2.4x	9.0x

The Blackstone Group L.P.	Pinnacle Foods Group Inc.	February 2007	1.6x	10.5x

Selected Private Label / Food Service Transactions

The J.M. Smucker Company	Sara Lee Corp.’s North American Foodservice Coffee and Beverage Business	October 2011	1.4x	N/A

Ralcorp	Sara Lee Corp.’s North American Refrigerated Dough Business	August 2011	1.8x	7.1x

Lassonde Industries Inc.	Clement Pappas and Company, Inc.	June 2011	1.0x	6.5x

TreeHouse Foods, Inc.	S.T. Specialty Foods, Inc.	September 2010	1.9x	8.2x

Cott Corporation	Cliffstar Corporation	July 2010	0.8x	5.3x

Aryzta AG	Fresh Start Bakeries (FSB Global Holdings, Inc.)	June 2010	1.0x	8.1x

Ralcorp	American Italian Pasta Company	June 2010	2.0x	8.1x

GS Capital Partners	Michael Foods, Inc.	May 2010	1.1x	7.8x

Viterra Inc.	Dakota Growers Pasta Company, Inc.	March 2010	0.9x	5.7x

CSM N.V.	Best Brands Corp.	February 2010	0.9x	8.5x

TreeHouse Foods, Inc.	Sturm Foods, Inc.	December 2009	1.9x	7.2x

IAWS Group, plc	Otis Spunkmeyer, Inc.	October 2006	1.6x	11.7x

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Selected Precedent Transaction Analysis” on page 40 by replacing the first paragraph on such page in its entirety with the following:

While none of the companies that participated in the selected transactions are directly comparable to Ralcorp and none of the transactions in the selected transactions analysis are directly comparable to the merger, Ralcorp’s financial advisors selected these transactions because each of the target companies in the selected transactions was involved in the packaged food industry and, based on their professional experience and judgment, had operating characteristics, geographic markets, market size and/or packaged food products that for purposes of analysis may be considered similar to certain operating characteristics, geographic markets, market size and/or packaged food products of Ralcorp.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Opinions of Ralcorp’s Financial Advisors—Summary of the Financial Analyses of Ralcorp’s Financial Advisors—Selected Precedent Transaction Analysis” on page 40 by replacing the second paragraph on such page in its entirety (including the chart contained therein) with the following:

For each of the selected transactions, Ralcorp’s financial advisors calculated and compared the enterprise value of the target company, calculated based on the purchase price paid in the transaction as a multiple of sales and EBITDA of the target company for the latest twelve month (which we refer to as LTM) period ended prior to the announcement of the merger.

3.	The section of the proxy statement entitled “The Merger — Unaudited Financial Forecasts” is amended and supplemented as follows:

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Unaudited Financial Forecasts” on page 40 by replacing the second sentence of the first paragraph under such caption in its entirety with the following two sentences:

The financial forecasts, which we refer to as the 50/50 strategic plan, assume that half of Ralcorp’s levered free cash flows and incremental debt capacity at its target leverage level would be used to repurchase shares and the remaining half would be used to make acquisitions within assumed parameters, among other assumptions discussed below. The 50/50 strategic plan as set forth below was provided to, and considered by, the Ralcorp board prior to and in connection with its decision to approve the merger agreement.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—–Unaudited Financial Forecasts” on page 41 by replacing the first bullet under the first full paragraph on such page (concerning the preparation and revisions of the financial forecasts) in its entirety with the following:

•	were prepared in July 2012, in connection with Ralcorp’s annual budgeting process, and revised in October and November, 2012 to reflect actual results for Ralcorp’s fiscal year ended September 30, 2012 and the anticipated impacts of Ralcorp’s strategic restructuring initiatives (which are expected to generate approximately $28 million of incremental earnings);

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Unaudited Financial Forecasts” on page 41 by adding the following two sentences at the end of the second full paragraph on such page:

In addition, the financial forecasts reflect Ralcorp and its subsidiaries on a standalone basis and do not reflect any potential synergies that may result from the combination of Ralcorp and ConAgra Foods. At the time that Ralcorp and ConAgra Foods announced they had entered into the merger agreement, ConAgra Foods stated that it expected to achieve approximately $225 million of cost synergies on an annual basis by the fourth full fiscal year after the completion of the merger.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Unaudited Financial Forecasts” on page 41 by replacing the second bullet under the last paragraph on such page (concerning the material assumptions underlying the Ralcorp 50/50 strategic plan) in its entirety with the following:

•

$40 million of newly identified annual cost savings beginning in fiscal year 2013 on a standalone basis, which are in addition to the cost savings previously announced on August 1, 2012 as part of the strategic Restructuring,

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Unaudited Financial Forecasts—Ralcorp 50/50 Strategic Plan” on page 42 by adding the following rows to the chart set forth on such page:

	2013E	2014E	2015E	2016E	2017E
EBIT	$522	$576	$612	$652	$693
Net Operating Profit After Taxes	$382	$423	$447	$472	$499
Depreciation & Amortization	$138	$154	$166	$180	$195
Capital Expenditures	$(244)	$(178)	$(181)	$(193)	$(205)
Changes in Working Capital	$8	$(4)	$(4)	$(4)	$(4)
Unlevered Free Cash Flow**	$(49)	$121	$179	$180	$195

**	Calculated as earnings before interest and taxes, less taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital, plus deferred taxes, less capital expenditures, less acquisitions and plus net disposals.

The following disclosure supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Unaudited Financial Forecasts” on page 42 by inserting the following disclosure after the chart set forth on such page (as amended per the prior supplemental disclosure item):

Ralcorp Base Case Business Plan

As discussed in “The Merger—Background of the Merger,” in addition to the 50/50 strategic plan, at the time it approved the merger agreement, the Ralcorp board also considered the base case business plan, which, unlike the 50/50 strategic plan, assumes that Ralcorp does not use its cash flows or incremental leverage to make acquisitions. The base case business plan was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. The inclusion of this information herein should not be regarded as an indication that Ralcorp or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. The inclusion of the base case business plan herein does not constitute an admission or representation that such information is material.

The base case business plan included herein is unaudited. Neither Ralcorp’s independent registered public accounting firm, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the base case business plan, nor have they expressed any opinion or given any form of assurance on the base case business plan or its achievability. Furthermore, the base case business plan makes numerous assumptions, as further described below, many of which are beyond the control of Ralcorp and may not prove to be accurate, does not necessarily reflect revised prospects for Ralcorp’s businesses, changes in general business or economic conditions, or any other transactions or events that have occurred or that may occur and that were not anticipated at the time the base case business plan was prepared, is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and is not, and should not be regarded as, a representation that the base case business plan will be achieved.

The base case business plan does not take into account any circumstances or events occurring after the date it was prepared. Ralcorp does not intend to update or revise the base case business plan. The base case business plan is a forward-looking statement. For additional information on factors which may cause Ralcorp’s future financial results to materially vary from those reflected in the base case business plan, see “Cautionary Statement Regarding Forward-Looking Information” on page 17.

The following sets forth the material assumptions underlying the base case business plan:

•	no organic revenue growth from 2012 to 2013 and 2% organic revenue growth thereafter,

•

$40 million of newly identified annual cost savings beginning in fiscal year 2013 on a standalone basis, which are in addition to the cost savings previously announced on August 1, 2012 as part of the strategic restructuring, and

•

the application of 50% of Ralcorp’s free cash flows to the repurchase of 14 million shares over the five-year forecast period, at future stock prices based on Ralcorp’s P/E multiple as of November 23, 2012 and forecast earnings per share.

The following table presents the base case business plan:

(dollars in millions except per share data)	2012A*	2013E	2014E	2015E	2016E	2017E
EBITDA	560	686	717	728	742	757
Net Income	167	237	255	262	268	277
Adjusted Diluted EPS	$2.97	$4.33	$4.91	$5.33	$5.76	$6.31
Cash used for Acquisitions		$0	$0	$0	$0	$0
Cash used for Share Repurchases		220	238	271	255	284

*	2012 actual results reflect continuing operations adjusted to exclude the separation of the Post brand cereals business and related goodwill impairment.

The following disclosure amends and supplements the discussion in the section of the Definitive Proxy Statement captioned “The Merger—Unaudited Financial Forecasts” on page 42 by replacing the last sentence of the last paragraph of such section with the following sentence:

In addition, EBITDA set forth above under “—Ralcorp Base Case Business Plan” was 0.0%-0.3% higher (for the fiscal years 2013-2015) than EBITDA in the “base case” provided to ConAgra Foods.

Cautionary Statement Regarding Forward-Looking Information

This document and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this document. All forward-looking statements are subject to a number of important factors, risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in any forward-looking statements, including but not limited to the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger. These factors and risks include, but are not limited to, the strategic opportunity and perceived value to Ralcorp’s shareholders of the proposed merger, general economic conditions, accuracy of certain accounting assumptions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational, and legal risks and uncertainties detailed from time to time in Ralcorp’s and ConAgra Foods’ cautionary statements contained in their respective filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this document are made only as of the date hereof. Ralcorp disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Ralcorp filed a definitive proxy statement with the SEC on December 28, 2012. Ralcorp and ConAgra Foods may file with the SEC other documents regarding the proposed transaction. The definitive proxy statement contains important information about the proposed transaction. RALCORP SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION IN ITS ENTIRETY AND TO READ ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The definitive proxy statement was mailed to Ralcorp’s stockholders on or about December 28, 2012. The definitive proxy statement, and any other documents filed by Ralcorp or ConAgra Foods with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders may obtain free copies of the definitive proxy statement from Ralcorp by written or telephonic request directed to Ralcorp Holdings, Inc., 800 Market Street, St. Louis, Missouri 63101, Attention: Corporate Secretary, telephone (314) 877-7046, or on the Investor Relations page of Ralcorp’s corporate website at www.ralcorp.com.

Participants in the Solicitation

Ralcorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ralcorp shareholders in connection with the proposed merger. Information about Ralcorp’s directors and executive officers is set forth in its proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2012, and its Annual Report on Form 10-K for the year ended September 30, 2012, which was filed with the SEC on November 29, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 800 Market Street, St. Louis, Missouri 63101, or by going to Ralcorp’s Investor Relations page on its corporate website at www.ralcorp.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger is included in the definitive proxy statement filed by Ralcorp with the SEC on December 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.

Date: January 22, 2013	By:	/s/ S. Monette
		Name:	S. Monette
		Title:	Corporate Vice President and Chief Financial Officer